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                                                                    Exhibit 10.3

                         AMGEN INC. AMENDED AND RESTATED
                        1999 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.   PURPOSE

     The purposes of the Amgen Inc. Amended and Restated 1999 Employee Stock Purchase Plan (the "Plan") are (a) to assist employees of Immunex Corporation, a Washington corporation ("Immunex"), and its designated subsidiaries in acquiring a stock ownership interest in Amgen Inc., a Delaware corporation and parent corporation of Immunex (the "Company"), pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and (b) to encourage employees to remain in the employ of Immunex and its subsidiaries. This Plan amends and restates in its entirety the Immunex Corporation 1999 Employee Stock Purchase Plan, as amended and restated.

SECTION 2.   DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board.

     "Common Stock" means the common stock, par value $0.0001 per share, of the Company.

     "Company" has the meaning set forth in Section 1.

     "Designated Subsidiary" has the meaning set forth under the definition of "Eligible Employee" in this Section 2.

     "Eligible Compensation" means all salary and wages including overtime. Regular cash compensation does not include cash bonuses, commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave, gain from stock option exercises or any other special payments.

     "Eligible Employee" means any employee of Immunex or any domestic Subsidiary Corporation or any other Subsidiary Corporation designated by the Board or the Committee (each a "Designated Subsidiary"), who is in the employ of Immunex (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:

             (a) the employee does not, immediately after the option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of Immunex or of a Parent Corporation or Subsidiary Corporation of Immunex;

             (b) the employee's customary employment is for 20 hours or more per week; provided, however, that the Plan Administrator may increase or decrease this minimum requirement for any future Offering so long as the maximum number of hours does not exceed 20 hours;

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             (c) if specified by the Plan Administrator for future Offerings, minimum requirements for customary employment of a maximum of five months per year;

             (d) the employee has been employed for at least three months as of the Offering Date; provided, however, if specified by the Plan Administrator for any future Offering, a minimum employment period that does not exceed two years; and

             (e) the employee is not a highly compensated employee. For purposes of the Plan, a "highly compensated employee" is any employee of Immunex or a Designated Subsidiary who has a base salary in excess of $175,000 per year; provided, however, that the Plan Administrator may increase or decrease this amount for any future Offering within the limitations imposed by Code Section 423.

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

     "Enrollment Period" has the meaning set forth in Section 7.1.

     "ESPP Broker" has the meaning set forth in Section 10.

     "ESPP Conversion Ratio" has the meaning set forth in Section 6.3.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Immunex" has the meaning set forth in Section 1.

     "Immunex Common Stock" means the common stock, par value $.01 per share, of Immunex.

     "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger, by and between Amgen Inc., AMS Acquisition Inc. and Immunex Corporation, dated as of December 16, 2001, as amended by that certain First Amendment to Amended and Restated Agreement and Plan of Merger dated as of July 15, 2002.

     "Offering" has the meaning set forth in Section 5.1.

     "Offering Date" means the first day of an Offering.

     "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Common Stock.

     "Parent Corporation" means any corporation, other than Immunex, in an unbroken chain of corporations ending with Immunex, if, at the time of the granting of the Option, each of the corporations, other than Immunex, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Participant" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.

     "Plan" has the meaning set forth in Section 1.

     "Plan Administrator" has the meaning set forth in Section 3.1.

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     "Purchase Date" means the last day of each Purchase Period.

     "Purchase Period" has the meaning set forth in Section 5.2.

     "Purchase Price" has the meaning set forth in Section 6.

     "Subscription" has the meaning set forth in Section 7.1.

     "Subsidiary Corporation" means any corporation, other than Immunex, in an unbroken chain of corporations beginning with Immunex, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.   ADMINISTRATION

     3.1     Plan Administrator

     The Plan shall be administered by the Board or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the "Plan Administrator"). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

     3.2     Administration and Interpretation by the Plan Administrator

     Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

SECTION 4.   STOCK SUBJECT TO PLAN

     Subject to adjustment from time to time as provided in Section 20, the maximum number of shares of Common Stock which shall be available for issuance under the Plan shall be 1,297,405/1/ shares. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

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/1/ The original number of shares of Immunex Common Stock in the Plan was
500,000. This was adjusted to 3,000,000 as a result of a 2-for-1 stock split on August 26, 1999 and a split March 20, 2000. This number was subsequently adjusted to reflect the conversion of the shares of Immunex Common Stock that remained available for issuance under the Plan as of the Effective Time (as defined in the Merger Agreement) into shares of Common Stock in a manner intended to comply with Section 424(a) of the Code.

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SECTION 5.  OFFERING DATES

      5.1   Offerings

      (a) Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an "Offering"). Offerings shall commence on May 1 and November 1 of each year and end on the next October 31 and April 30, respectively, occurring thereafter (each, an "Offering").

      (b) Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for one or more Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the fair market value of the Common Stock on the Purchase Date, the Offering may not exceed one year.

      (c) In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

      5.2   Purchase Periods

            (a) Each Offering shall consist of one or more consecutive purchase periods (each, a "Purchase Period"). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Each Purchase Period shall commence on May 1 and November 1 of each year and end on the next October 31 and April 30, respectively, occurring thereafter.

            (b) Notwithstanding the foregoing, the Board may establish (i) a different term for one or more Purchase Periods and (ii) different commencing and ending dates for any such Purchase Period.

            (c) In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

      5.3   Governmental Approval; Stockholder Approval

     Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications of the Plan and of the issuance of Options and sale of Common Stock pursuant to the Plan and (b) obtaining stockholder approval of the Plan.

SECTION 6.  PURCHASE PRICE

      6.1   General Rule

     Subject to Section 6.3, the purchase price at which Common Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan (the "Purchase Price") shall be 85% of the lesser of (a) the fair market

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value of the Common Stock on the Offering Date of such Offering and (b) the fair market value of the Common Stock on the Purchase Date.

      6.2   Fair Market Value

      The fair market value of the Common Stock on the Offering Date or on the Purchase Date shall be the closing price for the Common Stock as reported for such day by the Nasdaq Stock Market, the New York Stock Exchange or other trading market on which the Company's Common Stock may then be traded (the "Exchange"). If no sales of the Common Stock were made on the Exchange on such day, fair market value shall mean the closing price for the Common Stock as reported for the next preceding day on which sales of the Stock were made on the Exchange. If the Common Stock is not listed on an Exchange, the Board shall designate an alternative method of determining the fair market value of the Common Stock.

      6.3   Purchase Period Ending on October 31, 2002

      Notwithstanding Section 6.1, the Purchase Price with respect to the Purchase Period commencing on May 1, 2002 and ending on October 31, 2002 shall be 85% of the lesser of (a) the quotient obtained by dividing (i) the closing price on May 1, 2002 of a share of Immunex Common Stock as reported by the Nasdaq Stock Market, by (ii) the ESPP Conversion Ratio (as defined below), and
(b) the fair market value of a share of Common Stock on the Purchase Date. For purposes of the above calculation, "ESPP Conversion Ratio" shall mean the quotient obtained by dividing (x) the average of the closing trading prices of a share of Immunex Common Stock on the Nasdaq Stock Market for the twenty (20) consecutive trading days ending at 4:00 p.m. New York time on the fifth business day immediately preceding the Closing Date (as defined in the Merger Agreement) by (y) the average of the closing trading prices of a share of Common Stock on the Nasdaq Stock Market for the twenty (20) consecutive trading days ending at 4:00 p.m. New York time on the fifth business day immediately preceding the Closing Date.

SECTION 7.  PARTICIPATION IN THE PLAN

      7.1   Initial Participation

      An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription"):

            (a) indicating the Eligible Employee's election to participate in the Plan;

            (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay; and

            (c) authorizing the purchase of Common Stock for the Participant in each Purchase Period.

      An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering, and shall

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not participate in the Plan for any subsequent Offering unless such Eligible
Employee subsequently enrolls in the Plan by delivering a Subscription to the Plan Administrator during the Enrollment Period for such subsequent Offering. The Plan Administrator may, from time to time, change the Enrollment Period for any future Offering as it deems advisable in its sole discretion for the proper administration of the Plan.

     Except as provided in Section 7.2, an employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

     7.2  Alternative Initial Participation

     Notwithstanding any other provisions of the Plan, the Board or the Committee may provide for any future Offering that any employee of Immunex or any Designated Subsidiary who first meets the requirements of subparagraphs (a) through (c) of the paragraph "Eligible Employee" in Section 2 during the course of an Offering shall, on a date or dates specified in the Offering which coincides with the day on which such person first meets such requirements or occurs on a specified date thereafter, receive an Option under that Offering which Option shall thereafter be deemed to be a part of that Offering. Such Option shall have the same characteristics as any Options originally granted under that Offering, except that:

     (i) the date on which such Option is granted shall be the "Offering Date" of such Option for all purposes, including determining the Purchase Price of such Option; provided, however, that if the fair market value of the Common Stock on the date on which such Option is granted is less than the fair market value of Common Stock on the first day of the Offering, then, solely for the purpose of determining the Purchase Price of such Option, the first day of the Offering shall be the "Offering Date" for such Option;

     (ii) the Purchase Period(s) for such Option shall begin on its Offering Date and end coincident with the remaining Purchase Date(s) for such Offering; and

     (c) the Board or the Committee may provide that if such person first meets such requirements within a specified period of time before the end of a Purchase Period for such Offering, he or she will not receive any Option for that Purchase Period.

     7.3  Continued Participation

     A Participant shall automatically participate in the next Offering until such time as such Participant withdraws from the Plan pursuant to Section 11.1 or 11.2 or terminates employment as provided in Section 12.

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SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES

     8.1  Number of Shares Purchased

     Subject to Section 8.3, the maximum number of shares of stock that may be offered to a Participant on any Offering Date shall be equal to $15,000 divided by the fair market value of one share of Common Stock on the applicable Offering Date. Further, no Participant shall be entitled to purchase Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, Immunex, a Parent Corporation or a Subsidiary Corporation) with a fair market value exceeding $15,000, determined as of the Offering Date for each Offering (or such other limit as may be imposed by the Code), in any calendar year in which a Participant participates in the Plan (or other employee stock purchase plan described in this Section 8.1). For any future Offering, the Board or the Committee may specify a maximum number of shares which may be purchased by any Participant as well as a maximum aggregate number of shares which may be purchased by all Participants pursuant to such Offering. In addition, for any future Offering with more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all Participants on any given Purchase Date under the Offering.

     8.2  Pro Rata Allocation

     In the event the number of shares of Common Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Common Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may not be issued under the Plan unless the Plan Administrator determines otherwise for any future Offering.

     8.3  Purchase Period Ending on October 31, 2002

     Notwithstanding the first sentence of Section 8.1, the maximum number of shares of Common Stock that may be offered to any Participant with respect to the Purchase Period commencing on May 1, 2002 and ending on October 31, 2002 shall be equal to $15,000, divided by the following quotient: (a) the closing price on May 1, 2002 of a share of Immunex Common Stock as reported by the Nasdaq Stock Market, divided by (b) the ESPP Conversion Ratio.

SECTION 9. PAYMENT OF PURCHASE PRICE

     9.1  General Rules

     Subject to Section 9.12, Common Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

     9.2  Changes in Withholding

     Unless otherwise determined by the Plan Administrator for any future Offering, a Participant may not elect to increase or decrease the amount to be withheld from his or

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her Eligible Compensation for an Offering; provided, however, that if such elections are permitted for any future Offering, notice of such elections must be delivered to the Plan Administrator in such form and in accordance with such terms as the Plan Administrator may establish for the Offering.

     9.3   Percent Withheld

     The amount of payroll withholding for each Participant for purchases pursuant to the Plan during any pay period shall be at least 1% but shall not exceed 15% of the Participant's Eligible Compensation for such pay period, but in no event shall exceed $15,000 per calendar year. Amounts shall be withheld in whole percentages only.

     9.4   Payroll Deductions

     Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

     9.5   Memorandum Accounts

     Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by Immunex or the Company may be used by Immunex or the Company for any corporate purpose.

     9.6   No Interest

     No interest shall be paid on payroll deductions received or held by Immunex or the Company.

     9.7   Acquisition of Common Stock

     On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Common Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of whole shares of Common Stock so determined, unless the Plan Administrator has determined for any future Offering that fractional shares may be issued under the Plan; and provided, further, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

     9.8   Refund of Excess Amounts

     Any cash balance remaining in the Participant's account at the termination of each Purchase Period shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest; provided, however, that if the Participant participates in the next Purchase Period, any cash balance remaining in the Participant's account shall be applied to the purchase of Common Stock in the new Purchase Period, provided such purchase complies with Section 8.1.

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     9.9    Withholding Obligations

     At the time the Option is exercised, in whole or in part, or at the time some or all of the Common Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of Immunex or the Company, if any, that arise upon exercise of the Option or upon disposition of the Common Stock. Immunex or the Company may withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

     9.10   Termination of Participation

     No Common Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated on or before such Purchase Date.

     9.11   Procedural Matters

     The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 9.2, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections and (d) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

     9.12   Leaves of Absence

     During leaves of absence approved by the Company (or by Immunex previous to the Closing Date (as defined in the Merger Agreement)) and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

SECTION 10. COMMON STOCK PURCHASED UNDER THE PLAN

     10.1   ESPP Broker

     If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "ESPP Broker") to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. Each Participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a

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disposition, the shares of Common Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the holding period set forth above has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her.
Dividends paid in the form of shares of Common Stock with respect to Common
Stock in a Participant's account shall be credited to such account. A
Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

         10.2  Notice of Disposition

         By entering the Plan, each Participant agrees to promptly give the Company notice of any Common Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Common Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Common Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11.    VOLUNTARY WITHDRAWAL

         11.1  Withdrawal From an Offering

         A Participant may withdraw from an Offering by signing and delivering to the Plan Administrator a written notice of withdrawal on a form provided by the Plan Administrator for such purpose. Such withdrawal must be elected at least 10 days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Common Stock acquired by the Participant in any earlier Purchase Periods. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

         11.2  Withdrawal From the Plan

         A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Plan Administrator for such purpose and delivering such notice to the Plan Administrator. Such notice must be delivered at least 10 days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee. The Company may impose, from time to time, a requirement that the notice of withdrawal be

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on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

         11.3  Return of Payroll Deductions

         Upon withdrawal from an Offering pursuant to Section 11.1 or from the Plan pursuant to Section 11.2, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Common Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12.    TERMINATION OF EMPLOYMENT

         Termination of a Participant's employment with Immunex or a Designated Subsidiary or the Company for any reason, including retirement, death or any other failure of a Participant to remain an employee of Immunex or a Designated Subsidiary or the Company, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative or designated beneficiary as provided in Section 13.2, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

SECTION 13.    RESTRICTIONS ON ASSIGNMENT

         13.1  Transferability

         An Option granted under the Plan shall not be transferable and such Option shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

         13.2  Beneficiary Designation

         The Plan Administrator may permit a Participant to designate a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, the Plan Administrator may permit a Participant to designate a beneficiary who is to receive any cash from the Participant's account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Plan Administrator.

SECTION 14.    NO RIGHTS AS STOCKHOLDER UNTIL SHARES ISSUED

         With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares following exercise of the Participant's Option.

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SECTION 15. LIMITATIONS ON SALE OF COMMON STOCK PURCHASED UNDER THE PLAN

         The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Common Stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Common Stock.

SECTION 16. AMENDMENT OF THE PLAN

         The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation.

SECTION 17. TERMINATION OF THE PLAN

         The Plan shall have no fixed termination date. Notwithstanding the foregoing, the Board may suspend or terminate the Plan at any time. During any period of suspension or upon termination of the Plan, no Options shall be granted; provided, however, that suspension or termination of the Plan shall have no effect on Options granted prior thereto.

SECTION 18. NO RIGHTS AS AN EMPLOYEE

         Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of Immunex or any of its affiliates or to affect the right of Immunex or any of its affiliates to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 19. EFFECT UPON OTHER PLANS

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for Immunex or any of its affiliates. Nothing in this Plan shall be construed to limit the right of Immunex or any of its affiliates to (a) establish any other forms of incentives or compensation for employees of Immunex or any of its affiliates or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 20. ADJUSTMENTS

         20.1 Adjustment of Shares

         In the event that, at any time or from time to time, a stock dividend, stock split (but not including the stock dividend approved by the board of directors of Immunex on February 23, 1999), spin-off, combination or exchange of shares, recapitalization,

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merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then (subject to any required action by the Company's stockholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Common Stock subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution, liquidation, merger or asset sale of the Company shall not be governed by this Section 20.1 but shall be governed by Sections 20.2 and 20.3, respectively.

         20.2 Merger or Asset Sale of Immunex or the Company

         In the event of a proposed sale of all or substantially all of the assets of Immunex or the Company, or the merger of Immunex or the Company with or into another corporation (but not including any internal corporate restructuring or reorganization involving Immunex and the Company), each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary corporation of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the proposed sale or merger of Immunex or the Company. The Board shall notify each Participant in writing, at least 10 business days prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering or the Plan as provided in
Section 11 hereof.

         20.3 Dissolution or Liquidation of Immunex or the Company

         In the event of the proposed dissolution or liquidation of Immunex or the Company (but not including any internal corporate restructuring or reorganization involving Immunex and the Company), the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the proposed dissolution or liquidation of Immunex or the Company. The Board shall notify each Participant in writing, at least 10 business days prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering or the Plan as provided in Section 11 hereof.

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         20.4 Limitations

         The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 21. REGISTRATION; CERTIFICATES FOR SHARES

         The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 22. EFFECTIVE DATE

         The Plan's effective date is the date on which it was approved by Immunex's shareholders, which was April 29, 1999. The Plan was amended and restated by the board of directors of Immunex on April 25, 2000 and was amended and restated by the Board on July 15, 2002.

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